REEBOK INTERNATIONAL LTD.
(Amounts in Thousands, Except Per Share Data)


Exhibit 11  -  Statement RE:  Computation of Per Share Earnings


                                         Three Months Ended   Nine Months Ended
                                            September 30,        September 30,
                                         __________________   _________________

                                          1996      1995        1996      1995
                                          ____      ____        ____      ____
Primary
________________________________

Average shares outstanding               66,431    77,618      70,962    79,264

Net effect of dilutive stock options      1,360     1,686       1,038     1,338
                                        _______   _______     _______   _______

Total                                    67,791    79,304      72,000    80,602

                                        =======   =======     =======   =======

Net income                              $50,612   $76,202    $118,840  $163,523

                                        =======   =======     =======   =======

Per share amount                        $  0.75   $  0.96    $   1.65  $   2.03

                                        =======   =======     =======   =======

Fully Diluted
________________________________

Average shares outstanding               66,431    77,618      70,962    79,264

Net effect of dilutive stock options      1,408     1,686       1,460     1,338
                                        _______   _______     _______   _______

Total                                    67,839    79,304      72,422    80,602

                                        =======   =======     =======   =======

Net income                              $50,612   $76,202    $118,840  $163,523

                                        =======   =======     =======   =======

Per share amount                        $  0.75   $  0.96     $  1.64  $   2.03

                                        =======   =======     =======   =======
